LATITUDE SOLUTIONS, INC. AND SEPARATECH CANADA INC. SIGN
     LICENSING/MARKETING AGREEMENT FOR SEPARATECH OIL SEPARATION TECHNOLOGY

BOCA RATON, Fla., Mar 2, 2011 (Canada NewsWire via COMTEX) --

Latitude Solutions, Inc. ("LSI" or the "Company"), trading symbol LATI.PK announced today that it has signed a licensing agreement whereby Latitude Solutions companies will market and arrange for the manufacturing and deployment of Separatech's proprietary oil/grease/water separation technology. This technology can be used stand alone for certain applications and can also be integrated with Latitude's proprietary Electro Precipitation(TM) technology to provide complete water remediation for the Oil/Gas, Mining and Maritime applications.

Harvey Kaye, CEO/President of Latitude stated, "The combination of this synergistic technology integrated with our breakthrough EP technology provides solutions to the Maritime Industry, specifically ballast and bilge water. The development and applications of our technologies for marine uses will be implemented through LSI's wholly-owned subsidiary Trinity Solutions, Inc. which has recently formed a new operating subsidiary called "Trinity Marine Solutions".

Trinity's CEO Commodore Dante Laurino stated, "The Coast Guard and the EPA are formulating new regulations for bilge and ballast water with strict enforcement and compliance required. Latitude's technologies provide solutions that can treat water down to parts per billion and in certain cases parts per trillion." We look forward to providing these important solutions to various maritime and military interests.

Separatech's CEO Neil Sutcliffe stated, "Latitude's infrastructure and our combined technology teams provide the means for various industries to deal with their ever increasing environmental issues. Our patented Separatech technology can remove the emulsified oil in oil/gas, water mixtures to a degree never achieved before and with extremely cost effective results. The Latitude teams provide the market reach to fully deploy our oil separation (OS) technology into multiple industries".

ABOUT LATITUDE SOLUTIONS, INC.

Latitude Solutions, Inc. is a holding company whose proprietary technologies and operations reside in three subsidiaries. Latitude Clean Technology Group, Inc. provides products, processes and solutions for contaminated water applications. GPS Latitude is the Company's technology/software/hardware group, which provides unique wireless telemetry/live video streaming security products to mobile assets and people. Trinity Solutions, Inc., the Company's third operating subsidiary has entered into a strategic alliance with a super certified Native American enterprise, which allows Trinity, on behalf of itself, its sister companies and other strategic alliances to bid for mission-critical government contracts on a preferential basis. LSI has offices in Boca Raton, Florida; Denver, Colorado; Brightwaters, New York, Montreal, Quebec, Canada; Alberta, Canada and Riyadh, Saudi Arabia. The products and solutions can be viewed on www.lsiworldwide.com.

ABOUT SEPARATECH CANADA INC.

Separatech Canada Inc. has developed and patented a revolutionary oil-water process separation system. Developed using the company's process invention, the system uses its unique cartridge encapsulated media to separate and recover emulsified and free-floating hydrocarbons from water solutions. The process invention is currently patented in the United Sates and Canada. The process invention is also patent pending in Brazil, France, UK, Italy and The
Netherlands and the patent application has been approved by the European PCT Office.

The technology's competitive advantage lies in its small footprint and the ROD media's ability to remove fine oil emulsions (0.5um-150um) without the use of chemicals, heat, or long residence times. When comparing either the Capital Expense or Operational Expense of our system, the system costs are significantly less than other existing technologies.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, acceptance of the Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.